FOR IMMEDIATE RELEASE

CRITICAL TECHNOLOGIES SIGNS TECHNOLOGY TEAMING AGREEMENT WITH SCIENTIGO

Companies to Combine Advanced Content Management, Data Recognition and Advanced Search Technologies to Create Powerful Information Processing, Management and Retrieval Solution for Enterprise Customers

CHARLOTTE, NC and EDMOND, OK - (BusinessWire) - February 13, 2006 - Scientigo, Inc. (OTCBB:MKTE), an emerging leader in next generation enterprise search and intelligent enterprise content management, and Critical Technologies, Inc., an industry leader in electronic content management solutions, today jointly announced the signing of a technology teaming agreement.

The collaboration between the companies joins Critical Technologies transaction processing solution with Scientigo's unique, multi-patented intelligent document recognition and search solutions to create perhaps the most powerful information processing, management and retrieval solution available on the market today. The companies will initially concentrate on addressing the enormous document management demands associated with medical and dental revenue cycle management processes, compliance issues mandating large data and email storage, and other enterprise management applications within the healthcare, financial and legal markets.

"We feel very fortunate to have recognized the innovative and diversified technological expertise housed at Scientigo," stated Tom Dean, Chief Executive Officer of Critical Technologies. "Our partnership holds the potential to revolutionize prevailing information process and retrieval capabilities for enterprise customers faced with effectively managing millions of documents and emails each day. We are very excited to introduce Scientigo's data recognition and search capabilities to our current customers and expect that, together, we will quickly attract the attention of new enterprise customers who can benefit from our powerful, combined solutions."

Doyal Bryant, Chief Executive Officer of Scientigo, added that the agreement gives both companies a competitive edge in the industries they serve. "Our business model provides for Scientigo's proprietary technologies to be leveraged to complement and enhance other leading technologies, thus creating superior next generation solutions for the enterprise market. In this regard, Critical Technologies represents an ideal partner for us, and we look forward to a highly productive and beneficial relationship between our companies."

About Critical Technologies, Inc.
Since the early 1990's, Critical Technologies has provided imaging systems and solutions for businesses around the US. As document and records management products have evolved over the years, Critical Technologies has continued to develop and deliver creative solutions to meet the needs of this fast paced, fast changing marketplace. Critical was the first to distribute a capture software solution, offering remote scanning, indexing and the transmission of indexed images to centralized repositories. Next, Critical introduced a hosted web-based document management service that today serves over 10,000 users and hosts well over one billion records.


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About Scientigo(TM)
Scientigo(TM) (pronounced "see-ENH-ti-go") is an emerging technology leader that invented, patented, and is now licensing the next-generation of intelligent document recognition, intelligent enterprise content management, and intelligent search technologies for consumers and the enterprise. Scientigo(TM)'s patented tigo(TM) technology creates order from information chaos by using artificial intelligence, machine learning, rules-based systems, and patented XML technology to make it faster, easier, and less costly to capture, file, organize, and retrieve any type of information. This boosts employee productivity and corporate agility, reduces document management and research costs, and delivers ROI practically overnight. World-leading third-party independent software and solution providers are licensing Scientigo(TM)'s technologies to dramatically improve the capabilities, benefits, and market appeal of their offerings; and to accelerate their time-to-market for the next-generation of intelligent information acquisition and retrieval systems. Scientigo(TM) can be reached on the Web at www.scientigo.com.

This news release may contain forward-looking statements. Forward-looking statements are indicated by words such as "expects," "intends," "anticipates," "believes" and similar expressions. Our ability to achieve the results anticipated in such forward-looking statements is subject to risks and uncertainties, including, without limitation, the potential interest of third parties in our intellectual property portfolio, any potential growth of our company, our ability to successfully maximize the value of our intellectual property assets, in addition to general economic conditions, operating results, market acceptance of our solutions and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission. These forward-looking statements are made in accordance with "safe harbor" provided by the Private Securities Litigation Reform Act of 1995 and no assurance can be given that the future results that are the subject of such forward-looking statements will be achieved. The Company undertakes no obligation to publicly update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.


                      FOR MORE INFORMATION, PLEASE CONTACT:
                       Investors/Stockbrokers/Institutions
                    Elite Financial Communications Group, LLC
             Dodi Handy, 407-585-1080 or via email at mkte@efcg.net

                                   Media/Press
                            FCA Communications, Inc.
          Mike Lizun, 610-642-8253 or via email at Mike@GregoryFCA.com






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